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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of IMS Health Incorporated, which is incorporated by reference in IMS Health Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
New York, New York
January 16, 2001